Exhibit 10.5
                                AMENDMENT TO THE
                      CENTURY TELEPHONE ENTERPRISES, INC.
                       SUPPLEMENTAL DOLLARS & SENSE PLAN
                         1995 AMENDMENT AND RESTATEMENT


         This Amendment to the Century Telephone Enterprises, Inc. Supplemental Dollars & Sense Plan, 1995 Amendment and Restatement, is executed this 18th day of July, 1996, effective as of the first pay period beginning on or about
July 1, 1996.

         1. Delete Section 2.10 in its entirety and insert the following in lieu thereof:

                    "2.10 'INCENTIVE COMPENSATION' shall mean the stock
              portion of any amount awarded to a Participant under the Company's Key Employee Incentive Compensation Program or other executive incentive compensation arrangement maintained by the Company. The stock portion of the award shall be considered Incentive Compensation in an amount equal to its cash equivalent at the time of conversion of the award from cash to stock. A Participant's Incentive Compensation shall be determined on an annual basis and shall, for purposes of this Plan, be allocated to the year in which the award is paid to the Participant."

         2. Delete the last sentence of Section 5.01 in its entirety and insert the following in lieu thereof:

                    "An election to defer Incentive Compensation shall
              provide for a deferral to be made from the bonus check representing the cash portion of the award."

         IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this amendment in its corporate name on the date indicated above.


                                    CENTURY TELEPHONE ENTERPRISES, INC.


                                    BY: /s/ R. Stewart Ewing, Jr.
                                        __________________________
                                            R. Stewart Ewing, Jr.
                                            Senior Vice President and
                                            Chief Financial Officer